UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                        Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

TCW FUNDS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transactions applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

8.	Filing Party:

9.	Date Filed:

TCW & MetWest Funds:

Financial Advisor Guide:

Upcoming Proxy Campaign

PROXY GUIDE

Why Are We Conducting a Proxy Campaign?

This past August, The TCW Group’s (TCW) majority owner, Société Générale, S.A., signed a definitive agreement to sell a majority interest in TCW to investment funds affiliated with

The Carlyle Group L.P. (Carlyle Funds), in partnership with TCW management. As a result of this transaction, TCW management and employees will increase their ownership in TCW from 17% up to approximately 40% on a fully diluted basis, with the Carlyle Funds owning the balance. The sale is subject to customary closing conditions and is expected to be completed in the first quarter of 2013.

Impact on Fund Shareholders

Under the Investment Company Act of 1940, this “change of control” of The TCW Group requires the execution of new advisory agreements with TCW Investment Management

Company (TIMCO) and Metropolitan West Asset Management, LLC (MetWest)

to continue the investment oversight of their respective funds. As a result...

...Shareholder Votes Are Solicited

Shareholders of record on September 28, 2012 for TCW Funds and MetWest Funds,

and October 1, 2012 for TCW Strategic Income Fund, Inc. (TSI), are being asked to vote on the new agreements for their respective funds. The proxy mailings will commence on or around October 15, 2012. Shareholders may cast their votes by marking, signing,

dating and returning the proxy ballot in the postage-paid envelope or they may make their elections by telephone or the Internet by following the instructions on the ballot.

Impact on Our Clients

Because the Investment Company Act requires majority approval for each Fund under the existing advisory agreements, it is important that shareholders vote each and every proxy received. To facilitate sufficient response to meet the majority requirement, on or about

October 22, 2012, a phone solicitation campaign will begin, asking shareholders to vote and to offer assistance with the voting process.

The following responses to Frequently Asked Questions should be helpful as you or your clients approach the proxy. If you have additional questions, please contact your Fund representative or call 877.829.4768.

KEY DATES

Proxy Mailing:

October 15

Phone Solicitation:

October 22

Shareholder Meeting:

November 28

OCTOBER 10, 2012

Frequently Asked Questions

Who will provide investment advisory services to the Funds while shareholders vote on the new agreement? Who will provide investment advisory services to the Funds after the acquisition?

TIMCO and MetWest will continue as investment adviser to the TCW Funds, MetWest Funds,

and TSI as applicable until the shareholder vote on the new agreement is completed.

TIMCO and MetWest will continue to provide investment advisory services to the Funds upon consummation of the transaction subject to shareholder approval of the new agreements.

Will the transaction affect the number of shares owned or value of shares owned by my client?

No. There will be no effect on the number of shares your client owns in the funds or the value of those shares.

Will the advisory fees increase under the new advisory agreement?

No. The advisory fees will not increase under the new advisory agreement.

What are the potential benefits for my clients?

The benefits to shareholders include stability in management and continuity in the current personnel,

philosophies and processes guiding the management of the Funds. Additionally, increased ownership in TCW by current management and employees fulfills a longstanding and successful alignment with client interests. Further, remaining intact are all the capabilities, resources and platforms to deliver on shareholder investment objectives, while continuing to develop future strategies for an ever-changing and demanding investment environment.

What will be included in the proxy package?

Within the proxy package will be a letter from TCW’s CEO, a short proxy statement, a voting instruction form, proxy card and a postage-paid business return envelope.

How can my clients vote their shares?

There are three convenient voting options listed on the voting form contained in the proxy package.

They are as follows:

1. By internet. Go to www.proxyvote.com and enter the control number found on the voting instruction form they receive within the proxy package.

2. By phone. Dial the toll-free number found on their voting instruction form and follow the simple instructions.

3. By mail. Send the executed voting instruction form back in the postage paid envelope included with the proxy package.

Who is AST Fund Solutions and how are they involved in the process?

TCW has engaged the services of a professional proxy solicitation and tabulation firm named AST

Fund Solutions to tabulate the votes received for each fund. In addition AST Fund Solutions may be instructed to contact unvoted holders in order to maximize participation and ensure that each fund receives the required votes to hold the meeting and approve each investment advisory contract.

When will the results be known?

The proxy votes will be reported at the Special Meetings of Shareholders scheduled for November 28, 2012 at the LA Hotel Downtown located at 333 S. Figueroa Street, Los Angeles, California 90071 for the TCW

Funds and TSI and at BNY Mellon Investment Servicing (US) Inc., at 760 Moore Road, King of Prussia,

Pennsylvania 19406 for the MetWest Funds.

Where can I get more information?

Should you have any questions regarding this proxy, Financial Advisors can call us at 877.829.4768.

You can also call AST Fund Solutions at 866.416.0551 for TCW Funds, 866.416.0552 for MetWest

Funds, or 866.416.0553 for TSI. They can assist shareholders with voting their proxy and would be happy to answer any questions you might have. Additional information is available on

www.tcw.com.

How does the Board of Directors recommend shareholders to vote?

The Boards of Directors/Trustees of TCW Funds, TSI and MetWest Funds recommends a vote “FOR” Proposal 1.

Frequently Asked Questions

Can you provide a list of Funds that are impacted by this Proxy Campaign?

TCW Funds MetWest Funds

TCW Core Fixed Income Fund MetWest AlphaTrak 500 Fund

TCW High Yield Bond Fund MetWest High Yield Bond Fund

TCW Short Term Bond Fund MetWest Intermediate Bond Fund

TCW Total Return Bond Fund MetWest Low Duration Bond Fund

TCW Concentrated Value Fund MetWest Strategic Income Fund

TCW Dividend Focused Fund MetWest Total Return Bond Fund

TCW Growth Fund MetWest Ultra Short Bond Fund

TCW Growth Equities Fund MetWest Unconstrained Bond Fund

TCW Relative Value Large Cap Fund

TCW Select Equities Fund

TCW Small Cap Growth Fund

TCW SMID Cap Growth Fund

TCW Value Opportunities Fund

TCW Emerging Markets Income Fund

TCW Emerging Markets Local

Currency Income Fund

TCW Global Bond Fund

TCW International Small Cap Fund

TCW Global Conservative Allocation Fund

TCW Global Flexible Allocation Fund

TCW Global Moderate Allocation Fund

TCW Strategic Income Fund, Inc.

Frequently Asked Questions

October 15, 2012

EMPLOYEE INTERNAL ANNOUNCEMENT

Dear TCW Employee and Funds Shareholder:

As you are aware, in August The TCW Group, Inc. (TCW) announced that private equity funds managed by affiliates of The Carlyle Group L.P., in partnership with TCW management, reached a definitive agreement to purchase a majority interest in TCW from affiliates of Société Générale, S.A. As a result of the transaction, TCW management and employees will increase their equity ownership in TCW from approximately 17% to up to 40% on a fully diluted basis. The sale is subject to customary closing conditions and is expected to be completed in the first quarter of 2013.

We are excited by the acquisition and the ongoing benefits it should confer to shareholders in the TCW Funds, the Metropolitan West Funds (MetWest Funds), and the TCW Strategic Income Fund (TSI). Most importantly, TCW will maintain continuity in terms of management structure, with no anticipated changes to the current personnel, philosophies or processes guiding the management of the Funds. Remaining intact are all the capabilities, resources and platforms to deliver on your current investment objectives, while continuing to develop future strategies in an ever-changing and demanding investment environment.

URGENT: SHAREHOLDER VOTE REQUIRED

As a result of the change in ownership of TCW, under the U.S. Investment Company Act of 1940, shareholders of the TCW Funds, TSI and MetWest Funds, respectively, are being asked to approve new investment management agreements for each fund. We want to stress that the new agreement has substantively the same terms as the current agreement, including the same fees.

Shareholder meetings have been scheduled for November 28, 2012 and shareholders of record on September 28, 2012 for TCW Funds and MetWest Funds, and October 1, 2012 for TSI are being asked to vote on the new agreements.

Within the next few days, you and all of the shareholders of the funds will be receiving proxy materials asking you to vote on a proposal to, respectively, (i) approve a new investment advisory and management agreement with TCW Investment Management Company for the TCW Funds, (ii) approve a new investment advisory and management agreement with TCW Investment Management Company for TSI, and/or (iii) approve a new investment management agreement with Metropolitan West Asset Management, LLC for the MetWest Funds.

THE BOARD OF DIRECTORS OF THE TCW FUNDS, THE BOARD OF DIRECTORS OF TSI AND THE BOARD OF TRUSTEES OF THE METWEST FUNDS UNANIMOUSLY RECOMMEND YOU VOTE IN FAVOR OF EACH OF THE MATTERS TO BE VOTED ON AT THEIR RESPECTIVE SHAREHOLDER MEETINGS.

I ask you to please review the proxy solicitation materials and complete and return your proxy card as soon as possible. Alternatively, you may vote by telephone or via the Internet as described in the proxy solicitation materials. It is very important that you vote and that your voting instructions be received no later than November 26, 2012.

Thank you for your support, hard work and contributions to the continued success and growth of TCW.

Sincerely,

David Lippman

President and Chief Executive Officer

The TCW Group, Inc.